UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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FOX FACTORY HOLDING CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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FOX FACTORY

Supplement to the Definitive Proxy Statement
For the 2026 Annual Meeting of Stockholders
To be Held on May 8, 2026

March 27, 2026

Dear Stockholders of Fox Factory Holding Corp.,

On behalf of the Board of Directors (the “Board”) of Fox Factory Holding Corp. (the “Company,” “we,” “us,” or “our”), we are writing to supplement and amend our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2026 (as amended or supplemented, the “Proxy Statement”) and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board for the 2026 annual meeting of stockholders to be held on May 8, 2026 and any adjournment or postponement thereof.

The Company is filing this Supplement solely to update the biography of Douglas J. Grimm, as contained under the heading “Directors Up for Election” with respect to Proposal I (Election of Class I Directors). The updated biography, as set forth below, reflects that Mr. Grimm has an additional public company directorship that was not included in the Proxy Statement filed by the Company with the SEC on March 25, 2026 and furnished to stockholders of the Company.

The text below replaces, in its entirety, the first paragraph on page 9 of the Proxy Statement:

“Douglas J. Grimm joined our Board as a director in March 2026. Mr. Grimm currently serves as the CEO of V-to-X, LLC, which is focused on advising and investing in the mobility sector. From 2015 to 2017, he served as President and Chief Operating Officer at Metaldyne Performance Group (NYSE: MPG), a $3 billion automotive metals supplier with 60 manufacturing plants in 13 countries and 12,000 employees. Previously, Mr. Grimm founded and was Chairman and CEO of Grede Holdings LLC, which subsequently merged into MPG. He also served in various leadership roles during different periods at the company between 2001 and 2006, where he was responsible for commercial operations, forging and casting operations, global purchasing, and quality. At Visteon (NASDAQ: VC), Mr. Grimm served as Vice President of Global Ford, Materials Management, Powertrain Electronics & Fuel Operations. While at Dana Corporation (NYSE: DAN), Mr. Grimm served in several executive positions, including Vice President of Global Strategic Sourcing. He started his career at Chrysler Corporation, where he spent ten years prior to transitioning into the automotive supply base. Mr. Grimm currently serves as Chairman of the Board of Blue Bird Corporation (NASDAQ: BLBD) and is a member of the board of directors of Lucid Group, Inc. (NASDAQ: LCID), Lumileds and Pangea Corporation. He is also the former Chairman of the Board of Electrical Components International, Inc. (ECI). Mr. Grimm holds a Bachelor of Arts in Economics & Management from Hiram College and a Master of Business Administration from the University of Detroit.”
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Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the Proxy Statement will be deemed to be to the Proxy Statement as supplemented hereby. The Company has posted its Proxy Statement and this Supplement on its website. The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2026 are available at https://investor.ridefox.com/financial-information/sec-filings/default.aspx.